EXHIBIT 3.2(i)

Ministry of Consumer and Ontario Commercial Relations CERTIFICATE This is to certify that these articles are effective on	Ministere de La Consommation et du Commerce CERTIFICAT Ceci certifie que les presents status entrent en vigueur le	Ontario Corporation Number Numero de la secrete en Ontario 1112384

OCTOBER 22 OCTOBRE, 1998 …………………………………………………………………….. Director / Directrice Business Corporations Act/Loi sur les societies par actions

Form 3 Business Corporations Act	ARTICLES OF AMENDMENT STATUTS DE MODIFICATION 1. The name of the corporation is: Denomination sociale de la societe:
Formule 3 Loi sur les societes par actions		CONSOLIDATED MERCANTILE CORPORATION

	2.The name of the Corporation is changes to (if applicable):	Nouvelle denomination sociale de la societe (s’il y a lieu):
2.The name of the Corporation is changes to (if applicable):	Nouvelle denomination sociale de la societe (s’il y a lieu):

CONSOLIDATED MERCANTILE INCORPORATED

4.The articles of the corporation are amended as follows:
Les statuts de la societe sont modifies de la facon suivante.

3.     Date of incorporation/amalgamation:                                                                                            Date de la constitution ou de la fusion:

1940-08-12
(Year, Month, Day)
(annee, mois, jour)

4.The articles of the corporation are amended as follows:	Les statuts de la societe sont modifies de la facon suivante.

The Articles of Corporation be amended for the following purposes”

1.(a)to consolidate the issued Common Shares (the "Common Shares") of the Corporation on the basis of one (1) new Common Share for each two (2) old Common Shares; and

(b)to change the name of the corporation to “Consolidated Mercantile Incorporated” or such other name as may be satisfactory to the Director appointed under the Business Corporations Act.

2.The directors and/or the proper officers of the Corporation be and they are hereby authorized and directed to execute and deliver under the corporate seal of the Corporation or otherwise, all such documents and instruments and to do all such acts and things as in their opinion may be necessary or desirable to give effect to this resolution.

2

5. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act	La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions.
6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on	Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le
5. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act	La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions.
6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on	Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le

1998 – 10 – 21

(Year, Month, Day)
(annee, mois, jour)

These articles are signed in duplicate.                                                                                     Les presents statuts sont signes en double exemplaire.

CONSOLIDATED MERCANTILE CORPORATION

(Name of Corporation)
(Denomination sociale de la societe)

By/
Par:                                    Secretary
(Signature)                                           (Description of Office)
(Signature)                                (Fonction)

Ministry of Consumer and Ontario Business Services CERTIFICATE This is to certify that these articles are effective on	Ministere des Services aux consommateurs et aux entreprises CERTIFICAT Ceci certifie que les presents status entrent en vigueur le	Ontario Corporation Number Numero de la secrete en Ontario 1112384

JUNE 30 JUIN, 2003 …………………………………………………………………….. Director / Directrice Business Corporations Act/Loi sur les societies par actions

Form 3 Business Corporations Act
ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1.     The name of the corporation is: (Set out In BLOCK CAPITAL LETTERS)
Denomination sociale actuelle de la societe (ecrire en LETTRES MAJUSCULES SEULEMENT) :

Formule 3 Loi sur les societes par actions	CONSOLIDATED MERCANTILE INCORPORATED

2. The name of the Corporation is changes to (if applicable): (set out in BLOCK CAPITAL LETTERS) Nouvelle denomination sociale de la societe (s’il y a lieu) (ecrire en LETTRES MAJUSCULES SEULEMENT):

3.     Date of incorporation/amalgamation:
Date de la constitution ou de la fusion:

1998 – 10 - 22
(Year, Month, Day)
(annee, mois, jour)

4.     Complete only if there is a change in the number of directors or the minimum/maximum number of directors.
Il faut remplir cette partie seulement si le nombre d’administrateurs ou si le nombre minimal ou maximal
d’administratueurs a charge.

Number of directors is/are:                                                                                                 orminimum and maximum number of directors is/are:
Nombre d'administrateurs:                                                                                                 ounombres minimum et maximum d'administrateurs:
Number                                      or        minimum                 and            maximum
Nombre                                      ou        minimum                 et            maximum

5.     The articles of the corporation are amended as follows:
Les statuts de la societe sont modifies de la facon suivante:

RESOLVED THAT:

1.The articles of the Corporation be amended to subdivide the 2,779,320 issued common shares without par value into 1,863,810 common shares without par value on the basis that each one presently issued common share without par value is subdivided into 1.75 common shares without par value;

2

2.Any director or officer of the Corporation be and he is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver all such documents and to do all such other acts or things as he may determine to be necessary or advisable to give effect to this resolution including, without limitation, the delivery of articles of amendment in the prescribed form to the Director appointed under the Business Corporations Act (Ontario), the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.

6.The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act
La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions.

7.The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le

2003 – Jun - 27
(Year, Month, Day) (annee, mois, jour)
These articles are signed in duplicate. Les presents statuts sont signes en double exemplaire.
CONSOLIDATED MERCANTILE INCORPORATED

(Name of Corporation) (If the name is to be changed by these articles set out current name)
(Denomination sociale de la societe) (Si l'on demande un changement de nom, indiquer ci-dessus la denomination sociale actuelle),

By/ Par: “Stan Abramowitz” Secretary (Signature) (Description of Office) (Signature) (Fonction)

Ministry of Consumer and Ontario Business Services CERTIFICATE This is to certify that these articles are effective on	Ministere des Services aux consommateurs et aux entreprises CERTIFICAT Ceci certifie que les presents status entrent en vigueur le	Ontario Corporation Number Numero de la secrete en Ontario 1112384

JULY 04 JUILLET, 2003 …………………………………………………………………….. Director / Directrice Business Corporations Act/Loi sur les societies par actions

Form 3 Business Corporations Act
ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1.     The name of the corporation is: (Set out In BLOCK CAPITAL LETTERS)
Denomination sociale actuelle de la societe (ecrire en LETTRES MAJUSCULES SEULEMENT) :

Formule 3 Loi sur les societes par actions	C	O	N	S	O	L	I	D	A	T	E	D	M	E	R	C	A	N	T	I	L	E	I	N	C	O	R	P
	O	R	A	T	E	D

2. The name of the Corporation is changes to (if applicable): (set out in BLOCK CAPITAL LETTERS) Nouvelle denomination sociale de la societe (s’il y a lieu) (ecrire en LETTRES MAJUSCULES SEULEMENT):

3.     Date of incorporation/amalgamation:
Date de la constitution ou de la fusion:

1994-12-30
(Year, Month, Day)
(annee, mois, jour)

4.     Complete only if there is a change in the number of directors or the minimum/maximum number of directors.
Il faut remplir cette partie seulement si le nombre d’administrateurs ou si le nombre minimal ou maximal
d’administratueurs a charge.

Number of directors is/are:                                                                                                 orminimum and maximum number of directors is/are:
Nombre d'administrateurs:                                                                                                 ounombres minimum et maximum d'administrateurs:
Number                                      or        minimum                 and            maximum
Nombre                                      ou        minimum                 et            maximum

5.     The articles of the corporation are amended as follows:
Les statuts de la societe sont modifies de la facon suivante:

RESOLVED THAT:

1.The articles of the Corporation be amended to provide that after giving effect to the subdivision of the issued common

2

shares of the Company on the basis of 1.75 common shares for each one common share, as set forth in Articles of Amendment issued to the Company effective June 30, 2003, the correct number of issued common shares of the Company was 4,872,910 common shares and not 4,863,810 common shares as set out in the Articles of Amendment effective June 30, 2003.

2.Any director or officer of the Corporation be and he is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver all such documents and to do all such other acts and things as he may determine to be necessary or advisable to give effect to this resolution including, without limitation, the delivery of articles of amendment in the prescribed form to the Director appointed under the Business Corporations Act (Ontario), the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.

6.The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act
La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions.

7.The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le

2003 – Jun - 27
(Year, Month, Day) (annee, mois, jour)
These articles are signed in duplicate. Les presents statuts sont signes en double exemplaire.
CONSOLIDATED MERCANTILE INCORPORATED

(Name of Corporation) (If the name is to be changed by these articles set out current name)
(Denomination sociale de la societe) (Si l'on demande un changement de nom, indiquer ci-dessus la denomination sociale actuelle),

By/ Par: “Stan Abramowitz” Secretary (Signature) (Description of Office) (Signature) (Fonction)

Ministry of Consumer and Ontario Business Services CERTIFICATE This is to certify that these articles are effective on	Ministere des Services aux consommateurs et aux entreprises CERTIFICAT Ceci certifie que les presents status entrent en vigueur le	Ontario Corporation Number Numero de la secrete en Ontario 1112384

NOVEMBER 12 NOVEMBRE, 2003 …………………………………………………………………….. Director / Directrice Business Corporations Act/Loi sur les societies par actions

Form 3 Business Corporations Act
ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1.     The name of the corporation is: (Set out In BLOCK CAPITAL LETTERS)
Denomination sociale actuelle de la societe (ecrire en LETTRES MAJUSCULES SEULEMENT) :

Formule 3 Loi sur les societes par actions	C	O	N	S	O	L	I	D	A	T	E	D	M	E	R	C	A	N	T	I	L	E	I	N	C	O	R	P
	O	R	A	T	E	D

2. The name of the Corporation is changes to (if applicable): (set out in BLOCK CAPITAL LETTERS) Nouvelle denomination sociale de la societe (s’il y a lieu) (ecrire en LETTRES MAJUSCULES SEULEMENT):

3.     Date of incorporation/amalgamation:
Date de la constitution ou de la fusion:

1994-12-30
(Year, Month, Day)
(annee, mois, jour)

4.     Complete only if there is a change in the number of directors or the minimum/maximum number of directors.
Il faut remplir cette partie seulement si le nombre d’administrateurs ou si le nombre minimal ou maximal
d’administratueurs a charge.

Number of directors is/are:                                                                                                 orminimum and maximum number of directors is/are:
Nombre d'administrateurs:                                                                                                 ounombres minimum et maximum d'administrateurs:
Number                                      or        minimum                 and            maximum
Nombre                                      ou        minimum                 et            maximum

5. The articles of the corporation are amended as follows: Les statuts de la societe sont modifies de la facon suivante:

1.The Articles of the Corporation are hereby amended to:

(a)redesignate the Non-Voting, Non-Participating, $0.04 Cumulative, Redeemable, Preference Shares (the "Preference Shares, Series 1") as Non-Voting, Non-Participating, Redeemable, Non-Cumulative, Class A Preference shares (the "Class A Preference Shares");

(b)vary the rights, privileges, restrictions and conditions (the "conditions") attaching to the Preference Shares, Series 1 (redesignated as Class A Preference Shares! by deleting the conditions set forth in the Articles creating the Preference Shares, Series 1 and substituting therefore the conditions annexed to this resolution as Exhibit "A";

(c)cancel all arrears of cumulative dividends outstanding on the Preference Shares, Series 1 to and including the date of filing of Articles of Amendment; and

(d)consolidate the 3,076,885 issued and outstanding Preference Shares, Series 1 into 1,538,443 issued and outstanding Class A Preference Shares, on the basis of two (2) Preference Shares, Series 1 for each one (1) Class A Preference Share.

2.           Any officer or director of the Corporation be and he is hereby authorized and directed on behalf of the Corporation to deliver Articles of Amendment in duplicate to the Ministry of Consumer and Business Services and to sign and execute all documents and do all things necessary or desirable in connection with the foregoing.

3.           The directors of the Corporation may at any time prior to the endorsement by the Director of a certificate of amendment of articles without further approval by the shareholders should they deem such abandonment appropriate and in the best interest of the Corporation.

EXHIBIT "A"

CLASS A PREFERENCE SHARES

The Class A Preference Shares designated as Non-Voting, Non-Participating, Redeemable, Non-Cumulative, Class A Preference (the "Class A Preference Shares") shall consist of an unlimited number of shares without par value, and shall have attached thereto rights, privileges, restrictions and conditions substantially as hereinafter set forth, that is to say:

1.           DIVIDENDS

1.1           Payment of Dividends

The holders of the Class A Preference Shares shall be entitled to receive and the Corporation shall pay thereon as and when declared by the Board of Directors out of the monies of the Corporation properly applicable to the payment of dividends, fixed preferential non-cumulative cash dividends at the rate of four (4) cents per Class A Preference Share, payable annually on dates in each fiscal year of the Corporation to be fixed from time to time by resolution of the Board of Directors. The holders of the Class A Preference Shares shall not be entitled to any dividend other than or in excess of the said dividends herein provided. The Board of Directors of the Corporation shall be entitled from time to time to declare part of the said fixed preferential non-cumulative dividend for any fiscal year notwithstanding that such dividend for such fiscal year shall not be declared in full. If within (4) months after the expiration of any fiscal year of the Corporation the Board of Directors in its discretion shall not have declared the said dividend or any part thereof on the Class A Preference Shares for such fiscal year then the rights of the holders of the Class A Preference Shares to such dividend or to any undeclared part thereof for such fiscal year shall be forever extinguished.

1.2           Preferential Non-Cumulative Dividend

No dividends shall at any time be declared or paid on or set: apart for the common shares or any other class ranking junior to the Class A Shares unless all dividends up to and including the dividend payable for the last completed full year of the Corporation on the Class A Preference Shares then issued and outstanding shall have been declared and paid or provided for at the date of such declaration or payment or setting aside.

2.           LIQUIDATION, DISSOLUTION OR WINDING-UP

In the event of liquidation, dissolution or winding-up of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Class A Preference Shares shall be entitled to receive for each such share a sum equivalent to the result obtained when the stated capital account for the Class A Preference Shares is divided by the number of issued and outstanding Class A Preference Shares, together with all declared but unpaid dividends, before any amount shall be paid or any property or assets of the Corporation distributed to the holders of common shares, or shares of any other class ranking junior to the Class A Preference Shares.  After payment to the holders of the Class A Preference Shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

3.           PURCHASE FOR CANCELLATION

The Corporation may at any time or times purchase for cancellation out of capital pursuant to the provisions of the Business Corporations Act, the whole or any part of the Class A Preference Shares, at the lowest price at which, in the opinion of the directors, such shares are obtainable, but not exceeding the redemption price of the Class A Preference Shares as hereinafter specified.

4.           REDEMPTION

The Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or part of the outstanding Class A Preference Shares out of capital pursuant to the Business Corporations Act on payment for each share to be redeemed of the sum of $0.44 (44~~0~~) per Class A Preference Share, together with all declared but unpaid dividends thereon up to the date fixed for redemption. Not less than thirty day's notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed, specifying the date and place or places of redemption. On or after the dates so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class A Preference Shares to be redeemed the redemption price thereof on presentation and surrender at the head office of the Corporation or any other place designated in such notice of the certificates representing the Class A Preference Shares called for redemption. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.  From and after the date specified for redemption in any such notice, the Class A Preference Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the eights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of Certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Class A Preference Shares to deposit the redemption price of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Class A Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Class A Preference Shares in respect whereof such deposit: shall have been made shall be redeemed and the rights of the holders thereof after such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively.

In the event that only part of the Class A Preference Shares is at any time to be redeemed, the shares so to be redeemed shall be selected pro rata (disregarding fractions) from among the holders of record thereof as at the date of the notice of redemption or in such other manner as the board of directors of the Corporation in its sale discretion may deem equitable.

5.           CONVERSION PRIVILEGES

5.1           Rights of Conversion

The Class A Preference Shares or any of them, ma,', upon and subject to the terms and conditions hereinafter set forth, be converted at any time prior to March 31, 2004, but not thereafter, by the holder or holders thereof into fully paid common shares of the Corporation as the same shall be constituted at the time of conversion, on the basis of one (l) common share for each 5.7 Class A Preference Shares; provided, however, that, in the event of liquidation, dissolution or winding-up of the Corporation, such right of conversion shall cease and expire at noon on the business day next preceding the date of such liquidation, dissolution or winding-up.  To the extent that Class A Preference Shares are not converted as aforesaid prior to March 31, 2004, such right of conversion thereafter shall terminate and lapse.

5.2           Conversion Procedure

A holder of Class A Preference Shares desiring to convert his Class A Preference Shares into common shares in accordance with the foregoing shall  surrender the certificate or certificates representing his Class A Preference Shares so to be converted to the registered office of the Corporation or to the transfer agent for the time being of such Class A Preference Shares accompanied by a request in writing for such conversion with his signature thereon verified, as the directors of the Corporation may from time to time require, and thereupon there shall be issued to such holder by the Corporation, as fully paid and non-assessable, the number of common shares to which he shall be entitled upon such conversion.

5.3           Anti-Dilution

If the number of outstanding Class A Preference Shares or common shares shall, prior to the exercise by the holder of any Class A Preference Shares of his aforesaid conversion right, be subdivided or consolidated, the number of common shares and Class A Preference Shares into which such holder may convert his Class A Preference Shares shall be proportionately increased or reduced, as the case may be.

5.4           Continuing Right to Alter Capital

Nothing contained in the foregoing provisions regarding the conversion of Class A Preference Shares into common shares shall be deemed in any way to limit or restrict the rights of the Corporation from time to time to take such lawful proceedings as it may deem advisable for the increase or reduction in its Class A Preference Shares or common shares, or otherwise in any other manner changing or dealing with the capital of the Corporation or the shares thereof, the rights in respect of such conversions being exercisable in respect of Class A Preference Shares, and of common shares of the Corporation as they may from time to time be constituted respectively, subject only to the express provisions hereinbefore contained.

6.           NOTICE AND VOTING

The holders of the Class A Preference shares shall not be entitled as such (except as hereinafter specifically provided to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting. The holders of the Class A Preference Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

7.           PREFERENTIAL RIGHTS

The common shares of the Corporation shall rank Junior to the Class A Preference Shares and shall be subject in all respects, to the rights, privileges, restrictions and limitations attaching to the Class A Preference Shares.

2

6.The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act
La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions.

7.The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le

2003 – 11 – 12
(Year, Month, Day) (annee, mois, jour)
These articles are signed in duplicate. Les presents statuts sont signes en double exemplaire.
CONSOLIDATED MERCANTILE INCORPORATED

(Name of Corporation) (If the name is to be changed by these articles set out current name)
(Denomination sociale de la societe) (Si l'on demande un changement de nom, indiquer ci-dessus la denomination sociale actuelle),

By/ Par: “Stan Abramowitz” STAN ABRAMOWITZ, SECRETARY (Signature) (Description of Office) (Signature) (Fonction)